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MINNESOTA MUTUAL                                             ANNUITY APPLICATION

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The Minnesota Mutual Life Insurance Company - Annuity Services - 400 Robert
Street North - St. Paul, Minnesota  55101-2098
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     For Group, Flexible Contributions, Deferred Annuity Under Group 403(b)
     Contracts issued to the Church of the Nazarene, Board of Pensions and Benefits USA and for a Group Variable Annuity Contract issued to the Church of the Nazarene Tax Sheltered Annuity Plan Trust

A.   Full Name of Participant (Employee)

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     Sex            Age       Date of Birth            Place of Birth
     / /M / /F                (Mo., Day, Year)         (City, State)

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     Residence                No.                 Street

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     City                               State                         Zip

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     Occupation

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     Participant's Social Security Number

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B.   Name of Employer

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     Address of Employer
     No.                      Street

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     City                               State                         Zip

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C.   District Affiliation (if any)

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D.   Spouse's Name

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E.   Date of Birth                 Spouse's Social Security Number

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F.   Name of Beneficiary           Date of Birth                 S.S. Number

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     Relationship

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     If living, otherwise to:

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     Unless otherwise stated, the designation is revocable and beneficiaries of like class shall share equally with right of survivorship.

G.   Special Instructions or Remarks
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H.   Check annuity contract options for which you are applying:

     / / Option A - Flexible Benefit Options Account

     / /  Option B - Limited Benefit Options Account

     / / Option D - Group Variable Annuity Account with a purchase payment account allocation of:

               % MIMLIC Money Market
          -----
               % MIMLIC Growth
          -----
               % MIMLIC Asset Allocation
          -----
               % MIMLIC Index 500
          -----
               % Vanguard Long Term Corporate
          -----
               % Vanguard Wellington
          -----
               % Fidelity Contrafund
          -----
               % Scudder International
          -----
               % Janus Twenty
          -----
           100 % TOTAL MUST EQUAL 100%

          FOR OPTION D, COMPLETE THE DISCLOSURE FORM ON THE REVERSE SIDE.

          The Prospectuses for the Group Variable Annuity Account and the MIMLIC Series Fund, Inc. each refer to a Statement of Additional Information.
          Would you like us to send you a copy?  / / Yes    / / No

I. I represent that the statements and answers in this application are full, complete, and true to the best of my knowledge. I agree that they are to be considered the basis of any annuity issued.

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SIGNATURE OF PARTICIPANT                                              DATE
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X
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EMPLOYER
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per X
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                          (Treasurer of Secretary of Board)

signed at                                                   Date
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TO BE COMPLETED FOR OPTION D BY AUTHORIZED REPRESENTATIVE
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To the best of my knowledge, this contract  / / will   / / will not replace or
change an existing insurance or annuity contract. I certify that a current Prospectus was delivered. No written sales materials were used other than those approved by the Home Office. I have determined this to be a suitable investment based on my knowledge of the participant's investment objectives and financial circumstances.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE                 AGENCY CODE    AGENT CODE
X                                                      2064           421
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APPLICATION FOR OPTION D BECOMES EFFECTIVE ONLY UPON ACCEPTANCE BY MIMLIC SALES
CORPORATION
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ACCEPTED BY                             DATE           CASE NUMBER
X                                                      2856424-
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95-9325   FOR OPTION D, ALSO COMPLETE REVERSE SIDE     CERTIFICATE #

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                    GROUP VARIABLE ANNUITY ACCOUNT DISCLOSURE

     (Must be completed for Option D - Group Variable Annuity Applications)

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ADDITIONAL INFORMATION
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OCCUPATION                    NUMBER OF DEPENDENTS                    AGES

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FINANCIAL PROFILE
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
APPROXIMATE ANNUAL INCOME            $              RANK YOUR INVESTMENT OBJECTIVES FROM 1 to 5
                                      ----------    (1 is of greatest importance, 5 is of least importance)
APPROXIMATE NET WORTH                $
                                      ----------           Conservative Income/Capital Preservation
TAX BRACKET                                    %     -----
                                      ----------           Current Income
ASSET BREAKDOWN                      APPROXIMATE     -----
                                                           Conservative Growth/Total Return
  SAVINGS (MONEY MARKET FUNDS)       $               -----
                                      ----------           Growth
  INSURANCE ($         FACE AMOUNT)  $               -----
              ---------               ----------           Aggressive Growth
                                     (Cash Value)    -----
                                                    -------------------------------------------------------
  STOCKS/BONDS/MUTUAL FUNDS          $
                                      ----------    RISK TOLERANCE (check one box)
  REAL ESTATE                        $
                                      ----------      / /  Low Risk
  BUSINESS INTERESTS                 $
                                      ----------      / /  Moderate Risk
  RETIREMENT FUNDS                   $
                                      ----------      / /  High Risk
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SIGNATURE
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

In connection with your investment, please read the following:

   - I understand that provisions of Section 403(b)(11) of the Internal Revenue Code restrict the timing of distributions from the tax sheltered annuity contracts such as that described in this application. Distributions are restricted to certain stated events such as: attainment of age 59-1/2, separation from service, disability, death, or hardship. I understand that the restrictions do not alter my contractual ability to transfer the accumulation values among the sub-accounts available under the contract or to exchange my TSA contract for another, provided that the transaction meets the requirements of the Code and that any required agreements, including those requiring the consent of the employer, are executed prior to the transfer.

   - I have received and had an opportunity to read a current copy of the prospectus for this investment prior to investing.

   - I have been informed of all charges and expenses associated with this investment.

   - I realize that this may be a long-term investment which should be held for a number of years. Surrendering in the short term may result in a loss.

   - I am aware there is no assurance that the initial objective(s) of this investment will be achieved. Thus, when I ultimately surrender the investment, I may receive more or less than the amount I invested.

   - I realize that the element of risk is inherent in any investment - what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

   -  Given my personal circumstances, this is a suitable investment.

I believe the information provided on this form is true and accurate to the best of my knowledge. I have read and agree with the above statements.

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SIGNATURE OF PARTICIPANT                                              DATE
X
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